UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2005

LIBERATE TECHNOLOGIES (Exact name of registrant as specified in its charter)

Delaware	000-26565	94-3245315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 University Avenue, Suite 210 Palo Alto, California		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 330-8960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 7, 2005, Liberate Technologies ("Liberate") issued a press release announcing that December 19, 2005 has been established as the effective date for its proposed reverse/forward stock split, conditioned upon stockholder approval at the special meeting of stockholders to be held on December 15, 2005.

A copy of the press release is attached hereto as Exhibit No. 99.1 and is incorporated herein by reference.